UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2024

MERUS N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	001-37773	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Uppsalalaan 17 3584 CT Utrecht The Netherlands	Not Applicable
(Address of principal executive offices)	(Zip Code)

+31 85 016 2500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, €0.09 nominal value per share	MRUS	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 5, 2024, we entered into a collaboration, option and license agreement (“Collaboration Agreement”) and Share Subscription Agreement (the “Subscription Agreement”) with Gilead Sciences, Inc. (“Gilead”). Under the terms of the Collaboration Agreement, we and Gilead agreed to collaborate on the use of Merus’ proprietary Triclonics® platform to develop certain trispecific T-cell engaging multi-specific antibody products for the treatment of certain indications. The collaboration shall include at least two, but may include up to three, separate preclinical research programs (each, a “Program”) for the design and validation of candidates directed to the applicable program targets selected by Gilead. On a Program-by-Program basis, we have granted Gilead an exclusive option to obtain an exclusive license for such Program. If Gilead exercises the license option with respect to a Program, Gilead will be responsible for the development and commercialization of the products arising from the Program.

Gilead will pay an upfront, non-refundable payment of $56 million for the rights granted under the Collaboration Agreement. If Gilead exercises its option to an additional Program, we will receive an initiation fee of $28 million. If Gilead exercises its license option for all Programs, we will receive up to a total of approximately $1.5 billion across all three programs. We are further eligible to receive, with respect to all products arising from a Program and country-by-country basis, tiered royalties based on the level of worldwide aggregate annual net sales at percentages ranging from the mid-single digits to low double digits until the royalty term expires, subject to customary reductions.

We also have an option to forego unachieved development milestones and royalties to enter into a 50/50 split of net profits and net losses arrangement for the third program upon a specified time period triggered by the first investigational new drug application filing for the third Program.

The Collaboration Agreement will continue in full force and effect, on a Program-by-Program basis, until Gilead fails to exercise the license option for such Program or the expiration of the royalty term. If we have exercised the option for a profit and loss share with respect to the third Program, the Collaboration Agreement will continue with respect to such third Program until the parties have ceased exploiting all related products. Gilead may terminate the Collaboration Agreement upon a specified notice period for any reason at any time or for futility. Either party may terminate the Collaboration Agreement for the material breach of the other party that remains uncured after the specified notice period or for insolvency. We have the right to terminate the agreement in the event Gilead challenges one of our patents.

Item 3.02 Unregistered Sales of Equity Securities.

In connection with entering into the Collaboration Agreement, pursuant to the Subscription Agreement, Gilead purchased 452,527 common shares of the Company (the “Shares”) at a price per share of $55.2454 for aggregate gross proceeds to the Company of approximately $25 million (the “Private Placement”). Gilead agreed not to transfer, sell, or otherwise dispose of the Shares for a period of time following the purchase of the Shares, subject to certain customary exceptions.

The Shares were issued in reliance upon an exemption from registration provided for under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company relied on this exemption from registration for private placements based in part on the representations made by Gilead, including the representations with respect to Gilead’s status as an accredited investor, as such term is defined in Rule 501(a) of the Securities Act, and Gilead’s investment intent. Accordingly, the Shares have not been registered under the Securities Act.

Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this Current Report are forward-looking statements, including without limitation, statements regarding the parties’ performance under the Collaboration Agreement, the potential economics of the Collaboration Agreement, including any payments we may receive, our cash, cash equivalents and marketable securities, and the sufficiency of our cash, cash equivalents, marketable securities, and proceeds from the Private Placement. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words.

The forward-looking statements in this Current Report are only predictions and are based on management’s current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this Current Report and are subject to a number of known and unknown risks, uncertainties, assumptions and other important factors, including, but not limited to, risks related to performance of third parties under collaboration agreements, risks related to our clinical development plans and business operations and those discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission, or SEC, on February 28, 2024, and our other reports filed with the SEC, which could cause actual results to differ materially from those indicated by the forward-looking statements made in this Current Report. Any such forward-looking statements represent management’s estimates as of the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERUS N.V.

Date: March 6, 2024	By:	/s/ Sven (Bill) Ante Lundberg
Name: Sven (Bill) Ante Lundberg, M.D.
Title: President and Chief Executive Officer